           [As filed with the Secretary of State of Delaware on 1/11/93]

                                                                 Exhibit 3.1

                             CERTIFICATE OF INCORPORATION

                                          OF

                                    BIO-VED, INC.


FIRST:   The name of the corporation is BIO-VED, INC.

SECOND: The address of the Corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:
         I. The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred (300) shares, consisting of (i) One Hundred (100) shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), (ii) One Hundred (100) shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and (iii) One Hundred (100) shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

         II. Except as otherwise provided in this Article FOURTH, the rights, preferences and limitations of Class A Common Stock and Class B Common Stock shall be identical in all respects:

              (a) The dividend rights of the holders of shares of Class A Common Stock and Class B Common Stock shall be identical, except that no stock dividends on the Class A Common Stock may be paid in Class B Common Stock and no stock dividends on the Class B Common Stock may be paid in Class A Common Stock. Whenever a stock dividend is paid, the holder of a share of any class of common stock shall be paid the same number of shares of common stock of the class of such share as are paid to the holder of a share of common stock of any other class in shares of common stock of such other class. Whenever a combination or subdivision of the shares of any class is made, the same combination or subdivision shall be made with respect to other classes.

              (b) Each holder of Class A Common Stock shall have one vote in respect of each share of Class A Common Stock held by him and each holder of Class B Common Stock shall have four votes in respect of each share of Class B Common Stock held by him on all matters voted upon by the shareholders.

              (c) (i) All outstanding shares of Class B Common Stock shall be convertible at all times, at the election of the holder thereof, into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivery of written notice by the holder of such shares of Class B Common Stock to the Corporation or its transfer agent of his election together with the certificate(s) representing the shares to be converted. Thereupon, the Corporation or its transfer agent, as the case may be, shall exchange such certificate(s) for a certificate or certificates representing an equal number of shares of Class A Common Stock. Shares of Class B Common Stock shall be deemed to have been converted immediately prior to the close of business the day upon which the Corporation or its transfer agent receives such shares for conversion. The person entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Common Stock at such time. Thereafter, the shares of Class B Common Stock so converted shall be authorized and unissued shares of Class B Common Stock of the Corporation.

                   (ii) Except as provided in subparagraph (iii) below, upon the sale, assignment, transfer, conveyance, or other disposition, whether voluntary, by operation of law or otherwise (a "Transfer," which, for the purpose hereof, shall not include a pledge) of shares of Class B Common Stock, other than a transfer to another holder of Class B Common Stock or to a private charitable foundation as to which a holder of Class B Common Stock is the sole voting member, the shares so transferred shall, by virtue of such Transfer, automatically be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock. Thereafter, the shares of Class B Common Stock so converted shall be authorized and unissued shares of Class B Common Stock of the Corporation.

                  (iii) Upon the death of any holder of Class B Common Stock, the shares of Class B Common Stock so held as of the date of death of the deceased shareholder shall be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock unless and to the extent that any of such shares are purchased by another holder of Class B Common Stock on or prior to 90 days from the date that a legal representative is duly appointed by a court of competent jurisdiction or 120 days from such date if within such 90 day period another holder of Class B Common Stock has exercised any right to purchase shares of Class B Common Stock held by such legal representative. If there should be only one holder of Class B Common Stock, effective immediately upon his death, the shares of Class B Common Stock so held as of the date of death shall be automatically converted into an equal number of fully paid and nonassessable shares of Class A Common Stock. Thereafter, the shares of Class B Common Stock so converted shall be authorized and unissued shares of Class B Common Stock of the Corporation.

                   (iv) With respect to any shares of Class B Common Stock converted into Class A Common Stock pursuant to paragraphs (i) and (iii) above, until surrender as hereinafter provided, each outstanding certificate, which prior to such conversion represented shares of Class B Common Stock, shall be deemed for all purposes to evidence ownership of the number of shares of Class A Common Stock into which the shares of Class B Common Stock shall have been converted. Upon surrender to the Corporation, or its transfer agent, for cancellation of the certificate or certificates representing such shares, the holder thereof shall be entitled to receive a certificate or certificates representing the number of shares of common stock to which such holder is entitled.

         III. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for, from time to time, in one or more series of any number, the issuance of shares of Preferred Stock, and, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of each of the following:

              (a) The number of shares constituting that series and the distinctive designation of that series;

              (b) The dividend rate on the shares of the series, whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

              (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

              (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all such shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series and, if so, the terms and amounts of such sinking fund;

              (g) The right of the shares of the series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation;

              (h) The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to or in another relation to the comparable rights of any other class or classes or series of stock; and

              (i) Any other relative, participating optional or other special, rights, qualifications, limitations or restrictions of that series.

         IV. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock or of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, all subject to the conditions and restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

         V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Class A and Class B Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

         VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution of winding up of the Corporation, whether voluntary or involuntary, the holders of Class A and Class B Common Stock shall be entitled, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, to share, to the exclusion of the holders of Preferred Stock of any and all series, in all remaining assets of the Corporation available for distribution to its stockholders ratably according to the number of shares of Class A and Class B Common Stock held by them.

         VII. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH:   The name and mailing address of the sole incorporator are as follows:
              Rachel Abarbanel
              Rubin Baum Levin Constant & Friedman
              30 Rockefeller Plaza
              New York, New York  10112

SIXTH:   Meetings of stockholders may be held at such places,
within or without the State of Delaware, as may be fixed by the Board of Directors pursuant to the authority granted in the by-laws. Special meetings of stockholders may be called by the President or by the Board of Directors only. Elections of directors need not be by ballot unless the by-laws of the Corporation shall provide otherwise or a stockholder demands election by ballot at the election and before the voting begins. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

SEVENTH: The number of directors which shall constitute the entire Board of Directors of the Corporation shall not be less than three, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution duly adopted by a majority of the entire Board.

EIGHTH: No directors of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article EIGHTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit; nor shall this Article EIGHTH eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article EIGHTH becomes effective.

NINTH:   The Corporation may lend money to, guarantee an obligation of, or otherwise assist, any director, officer or other employee of the Corporation when authorized by a majority of the Board, subject to Section 143 of the Delaware General Corporation
Law.

TENTH:   The Board of Directors is expressly authorized to adopt, amend and repeal the by-laws of the Corporation.

ELEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters.

TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of the Delaware General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors and/or stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation and affirms the statements herein contained on this 8th day of January 1993.



                             /S/ Rachel Abarbanel
                             ------------------------------
                             Rachel Abarbanel, Incorporator

        [As filed with the Secretary of State of Delaware on 12/29/94]

                              CERTIFICATE OF AMENDMENT
                                       OF THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                                   BIO-VED, INC.


         The undersigned, on behalf of BIO-VED, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in order to amend the Corporation's Certificate of Incorporation, hereby certifies as follows:

         1.   The name of the Corporation is BIO-VED, INC.

         2. The Corporation hereby amends its Certificate of Incorporation as follows:

         (a) The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation, relating to the authorized capital stock of the Corporation, is hereby amended to read as follows:

         "FOURTH: I. The aggregate number of shares which the Corporation shall have authority to issue is Seven Hundred
         (700) shares, consisting of (i) One Hundred (100) shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), (ii) Five Hundred (500) shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and (iii) One Hundred (100) shares of Preferred Stock, par value $.01 per share ("Preferred Stock")."

         3. The amendment contained herein (i) was duly approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and written notice has been given as provided in that Section and (ii) was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Certificate of Amendment on behalf of the Corporation and affirms the statements herein contained on the 29 day of December, 1994.

                                            BIO-VED, INC.


                                            By: /s/ Barry Wald
                                            ---------------------
                                            Barry Wald, President

          [As filed with the Secretary of State of Delaware of 9/27/95]

                              CERTIFICATE OF AMENDMENT
                                       OF THE
                            CERTIFICATE OF INCORPORATION
                                         OF
                                   BIO-VED, INC.



         The undersigned, on behalf of BIO-VED, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in order to amend the Corporation's Certificate of Incorporation, hereby certifies as follows:

         1.   The name of the Corporation is BIO-VED, INC.

         2. The Corporation hereby amends its Certificate of Incorporation as follows:

         (a) ARTICLE FIRST of the Certificate of Incorporation, relating to the name of the Corporation, is hereby amended to read as follows:

         "FIRST:  The name of the corporation is AyurCore, Inc."

         3. The amendment contained herein (i) was duly approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") and written notice has been given as provided in that Section and (ii) was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Certificate of Amendment on behalf of the Corporation and affirms the statements herein contained on the 26 day of September, 1995.


                                            BIO-VED, INC.



                                            By: /s/ Barry Wald
                                                ----------------------
                                                Barry Wald, President

          [As filed with the Secretary of State of Delaware on 11/18/97]

                                   CERTIFICATE FOR
                            RENEWAL AND REVIVAL OF CHARTER
                                          OF
                                   AYURCORE, INC.


    AyurCore, Inc. a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 11th day of Janurary, 1993, and recorded in the office of the Recorder of Deeds for Kent county, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

    1.   The name of the corporation is AyurCore, Inc.

    2. Its registered office in the State of Delaware is located at United Corporate Services, Inc., 15 East North Street, in the city of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.

    3. The date when the restoration, renewal and revival of the charter of this company is to commence is the 28th day of Februrary, 1997, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

    4. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 1997, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

    IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Deepa Chitre, Chief Executive Officer, the last authorized officer of AyurCore, Inc., has hereunto set her hand to this certificate this 17th day of November, 1997.


                                  By:  /s/ Deepa Chitre
                                       -------------------------------------
                                       Deepa Chitre, Chief Executive Officer

           [As filed with the Secretary of State of Delaware on 11/26/97]

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    AYURCORE, INC.


         AyurCore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendments set forth below to the Corporation's Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and notice of such adoption was given in accordance with Section 228 thereof:

         FIRST:    Article FOURTH of the Corporation's Certificate of
Incorporation is hereby amended to read in its entirety as follows:

         FOURTH:
I   A. The total number of shares of capital stock which may be issued by the
Corporation is thirty million (30,000,000), divided into classes of which twenty-five million (25,000,000) shall be Common Stock, par value $.001 per share, and of which five million (5,000,000) shall be Preferred Stock, par value $.001 per share.

    Upon the effectiveness of the amendment to the Corporation's Certificate of Incorporation containing this paragraph, each outstanding share of the Corporation's Class A Common Stock, par value $.001 per share, if any, and Class B Common Stock, par value $.001 per share, shall be and they hereby are , reclassified as and change into 18,333.486 shares of fully paid and nonassessable Common Stock. Upon surrender to the Corporation of certificates (duly endorsed in blank) representing shares of Common Stock to be converted, certificates representing the appropriate number of shares of Common Stock (less fractions thereof) shall be issued and delivered to the surrendering stockholders. The Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

         B. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of Common Stock of the Corporation are as follows:

    1. Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

    2. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed.

    3. Except as otherwise provided by statute, by any express provision of this Certificate or by any agreement to the contrary between the Corporation and its stockholders, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock for the election of directors and upon all other matters.

    4. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         C. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

    1. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         a. The number of shares constituting that series and the distinctive designation of that series;

         b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         d. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         e. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         h. Any other relative rights, preferences and limitations of that series.

    2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

    3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

    4. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         IN WITNESS WHEREOF, AYURCORE, INC. has caused this certificate to be signed and attested by its duly authorized officers, this 25th day of November, 1997.

                                          AYURCORE, INC.


                                          By: /s/ Deepa Chitre
                                          -------------------------------------
                                          Deepa Chitre, President and
                                            Chief Executive Officer
ATTEST:

By: /s/ Irwin Rosenthal
    --------------------------
    Irwin Rosenthal, Secretary